                                                                  Exhibit 10.(b)

                          UNIT CONTRIBUTION AGREEMENT
                          ---------------------------



     This Agreement ("Agreement") is made and entered into as of August 27, 1997 by and among the persons and entities listed on Exhibit A hereto
("Contributors") and ERP Operating Limited Partnership an Illinois limited partnership ("ERP").

                               R E C I T A L S:
                               - - - - - - - -

A. Contributors are the legal and beneficial owners of an aggregate of 3,310,198 units of limited partnership interest (the "EW Units") in Evans Withycombe Residential, L.P., a Delaware limited partnership ("EW OP").

     B.   The Contributors own the EW Units in the amounts set forth on Exhibit
A.

     C. As an inducement to Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Evans Withycombe Residential, Inc., a Maryland corporation ("EW"), whereby EW will merge with and into EQR (the "Merger") and thus benefit the Contributors, the Contributors have agreed to contribute their respective EW Units to ERP, and ERP desires to acquire the Units by contribution from Contributors, as provided herein.

     D. Section 5.18 of the Merger Agreement provides certain assurances given to induce the Contributors to enter in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto do hereby agree as follows:

     1. Contribution of the Units. Pursuant to the terms hereof, Contributor hereby agrees to contribute the EW Units owned by it to ERP free and clear of all liens and encumbrances and ERP hereby agrees to accept such EW Units from Contributors, in exchange for common units of limited partnership interest in ERP ("ERP Unit") in an amount as calculated pursuant to Paragraph 2 hereof. Upon the issuance of ERP Units to each Contributor, such Contributor shall be admitted as a limited partner of ERP.

     2. Exchange Ratio. In exchange for each EW Unit contributed to ERP, the Contributor shall receive a number of ERP Units equal to one (1) multiplied by the Exchange Ratio (as defined in the Merger Agreement). No fractional ERP Units shall be issued in connection with the contribution by any Contributor. Instead, each Contributor of EW Units having a fractional interest arising upon the Contribution shall, at the time of the effectiveness of the Contribution, be paid an amount in cash equal to the Closing Price (as hereinafter defined) multiplied by the fraction of a ERP Unit to which the Contributor would otherwise be entitled. For purposes of this Paragraph 2, "Closing Price" shall mean the unweighted average closing price of a common share of beneficial interest of EQR common stock as reported on the New York Stock Exchange Composite Tape for the five (5) trading days preceding the Effective Date, and "Trading Days" shall mean any day on which the common shares of beneficial interest of EQR is traded on the New York Stock Exchange and reported on its Composite Tape.

     3. Contributors' Representations and Warranties. Each Contributor hereby represents and warrants to ERP, as of the date hereof and as of the date of the Closing, with respect to the EW Units owned by such Contributor, as follows:

          (a) Such Contributor is the sole legal and beneficial owner of the EW Units and has the full power and authority to sell the EW Units to ERP hereunder;

          (b) The EW Units are owned by such Contributor free and clear of any and all liens claims, equities, security interests or encumbrances whatsoever;

          (c) Upon the contribution of the EW Units to ERP, such EW Units will be owned by ERP free and clear of any and all liens, claims, equities, security interests or encumbrances whatsoever;

          (d) There are no judgments of record or inchoate tax liens against or relating to such Contributor or the EW Units, nor any litigation or other proceedings pending or, to such Contributor's knowledge, threatened against or relating to Contributors or the EW Units; and

          (e) Such Contributor is not subject to any restriction, agreement, law, judgment or decree which would prohibit or be violated by the execution and delivery hereof or by the consummation of the transaction contemplated hereby.

     4. ERP's Representations and Warranties. ERP hereby represents and warrants to Contributors, as of the date hereof and as of the date of the Closing, that ERP has the right and the power to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary corporate action with respect thereto has been duly and validly taken. The ERP Units issued hereunder shall be immediately exchangeable for common shares of beneficial interest of EQR as provided in, and subject to, the terms of the agreement of limited partnership of ERP.

     5. Subscription Agreement. Concurrently with the execution and delivery of this Agreement, each Contributor is executing and delivering to ERP a Subscription Agreement, Investor Information Sheet, Account Information Sheet, an Accredited Investor Questionnaire, a

Registration Rights Agreement (as defined in the Subscription Agreement), in the form attached to the Subscription Agreement.

     6. Closing. The closing of the transaction contemplated hereby (the "Closing") shall occur as soon as practicable after the Effective Time (as defined in the Merger Agreement) on the date of the consummation of the Merger. At the Closing, each Contributor shall deliver to ERP a duly-executed assignment, in form and substance satisfactory to ERP, to convey the EW Units owned by it to ERP. ERP shall deliver an executed copy of the Registration Rights Agreement to each Contributor.

     7. ERP's Conditions to Closing. Notwithstanding any other provision hereof, the obligation of ERP to consummate the transactions contemplated hereby shall be subject to the condition, unless waived in writing, as of the Closing, that each of the representations and warranties of Contributors contained herein shall remain true and correct in all material respects and that the Effective Time shall have occurred.

     8. Contributors' Conditions to Closing. Notwithstanding any other provision hereof, the obligation of the Contributors to proceed to consummate the transaction contemplated hereby shall be subject to the condition, unless waived in writing, as of the Closing, that each of the representations and warranties of ERP contained herein shall remain true and correct in all material respects and that the Effective Time shall have occurred.

     9. Indemnification. The warranties and representations set forth in Paragraphs 3 and 4 hereof shall survive the Closing. ERP and Contributors hereby agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys fees, court costs and reasonable litigation expenses) which the other party may suffer, sustain or incur as a result of, arising under or in connection with any breach of warranty or agreement contained herein or any failure of performance hereunder. Contributors shall be severally and not jointly liable for any amounts owed ERP pursuant to this Section 9.

     10. Termination. This Agreement shall terminate and neither party shall have any further liability hereunder at such time if the Merger Agreement shall be terminated pursuant to Section 7.1 thereof.

     11. Notices. Any notices necessary or desirable to be served hereunder shall be in writing and shall either be personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  If to ERP:            Two North Riverside Plaza
                                     Suite 400
                                     Chicago, IL 60606
                                     Attention: General Counsel
                                     Fax: (312) 454-0039

               With a copy to:          Rudnick & Wolfe
                                        203 North LaSalle Street
                                        Chicago, Illinois  60601
                                        Attention:  Errol R. Halperin
                                        Fax:  (312) 236-7516

          (b)  If to Contributors:   c/o Evans Withycombe Residential, L.P.
                                     6991 East Camelback Road
                                     Suite A-200
                                     Scottsdale, Arizona  85251
                                     Attention:  General Partner
                                     Fax: (602) 423-8843

               With a copy to:          Gibson, Dunn & Crutcher LLP
                                        333 South Grand Avenue
                                        Los Angeles, CA  90071
                                        Attention:  Kenneth M. Doran
                                        Fax: (213)229-6537

or to such other address or addresses as either party hereto may designate for herself or itself from time to time in a written notice served upon the other party hereto in accordance herewith. Any notice sent by mail as provided above shall be deemed delivered on the second (2nd) business day next following the postmark date which it bears.

     12. Benefit. The rights and obligations of the parties hereto shall be binding upon and shall inure to the benefit of such parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     13. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and all prior negotiations, understandings and agreements are merged herein. This Agreement may not be modified or rescinded except pursuant to a written instrument signed by the party against whom enforcement is sought.

     14. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of laws provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Unit Contribution Agreement as of the day and year first above written.


                                    ERP:

                                    ERP OPERATING LIMITED PARTNERSHIP

                                    By: Equity Residential Properties Trust, its
                                        General Partner



                                    By: /s/Bruce C. Strohm
                                        --------------------------------------
                                        Its: Executive Vice President
                                        --------------------------------------


                                    CONTRIBUTORS:



                                    /s/Stephen O. Evans
                                    ------------------------------------------
                                    Stephen O. Evans


                                    /s/F. Keith Withycombe
                                    ------------------------------------------
                                    F. Keith Withycombe

                                    The Evans Family Limited Liability Company


                                    By: /s/Stephen O. Evans
                                        --------------------------------------
                                        Its: Manager

                                    EW Investments Limited Partnership


                                    By: /s/Stephen O. Evans
                                        --------------------------------------
                                        Its: General Partner

                                   EXHIBIT A
                                   ---------


                 Name                    Number of Units
                 ----                    --------------

Stephen O. Evans                              769,899

F. Keith Withycombe                           772,199

The Evans Family Limited Liability            135,550
Company

EW Investments Limited Partnership          1,632,114
                                            ---------

                                   Total    3,310,198


                                      A-1